UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2006
STURM, RUGER & COMPANY, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-10435 (Commission File Number)	06-0633559 (IRS Employer Identification Number)

ONE LACEY PLACE, SOUTHPORT, CONNECTICUT (Address of Principal Executive Offices)	06890 (Zip Code)
Registrant’s telephone number, including area code (203) 259-7843
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          On March 3, 2006 the Board of Directors of the Company adopted a resolution to amend and restate Article IV, Section 5 of the Company’s bylaws which defines the responsibilities of the Chairman of the Board, Vice Chairman, President and Chief Executive Officer, effective immediately. Prior to the amendment to the bylaws, Article IV, Section 5 provided that the Chairman of the Board served as the Chief Executive Officer of the Company and the President served as the Chief Operating Officer of the Company.
          Pursuant to the amendment to the bylaws, the President shall serve as the Chief Executive Officer of the Company, unless a separate Chief Executive Officer has been designated by the Board of Directors, in which case the President shall serve as the Chief Operating Officer of the Company. The full text of the amended and restated Article IV, Section 5 of the Company’s bylaws is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01      Other Events
          On February 24, 2006, the Company issued a press release announcing the appointment of Vice Admiral James E. Service, U.S. Navy (ret.) to be its Chairman of the Board, effective immediately. A copy of the press release is furnished as Exhibit 99.2 to the Current Report on Form 8-K and incorporated herein by reference.
Item 9.01      Financial Statements and Exhibits

Exhibit No.	Description
99.1	Amended and restated Article IV, Section 5 of the Company’s bylaws which defines the responsibilities of the Chairman of the Board, Vice Chairman, President and Chief Executive Officer.
99.2	Press release of Sturm, Ruger & Company, Inc. dated February 24, 2006, announcing the appointment of Vice Admiral James E. Service, U.S. Navy (ret.) to be its Chairman of the Board.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STURM, RUGER & COMPANY, INC.
By:	S/THOMAS A. DINEEN
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Treasurer and Chief Financial Officer

Dated: March 3, 2006

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